      UNITED STATES

     SECURITIES and EXCHANGE COMMISSION

     WASHINGTON, D.C. 20549

      FORM 8-K

     Current Report Pursuant to Section 13 or 15(d) of the
     Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported):

      July 9, 2009

     Tengasco, Inc.
     (Exact Name of Registrant as specified in its charter)

     Commission File Number 0-20975

Tennessee                          87-0267438
(State or other jurisdiction of (I.R.S. Employer Identification No.)
incorporation or organization)

     10215 Technology Drive N.W., Suite 301, Knoxville, Tennessee 37932
     (Address of Principal Executive Office

     (865) 675-1554

     (Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

On July 9, 2009, the Company’s borrowing base under its revolving senior credit facility with Sovereign Bank of Dallas, Texas was increased from $10.25 million to $11.0 million after the Bank’s semiannual review of the Company’s currently owned producing properties. The $11.0 million borrowing base is subject to a monthly available-credit reduction of $150,000 per month beginning August 5, 2009 so by the time of the Bank’s next regular borrowing base review in six months, the borrowing base will again be $10.25 million. The Company’s outstanding borrowing under the Sovereign Bank credit facility is $9.9 million.

Item 9.01     Financial Statements and Exhibits

(c)     Exhibits

99.1     Press Release dated July 15, 2009

     SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: July 15, 2009

                                   Tengasco, Inc.

                                   By: s/Jeffrey R. Bailey

                                    Jeffrey R. Bailey,
                                    Chief Executive Officer